                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


                                    May 17, 1999
                                  (DATE OF REPORT)


                            FINE.COM INTERNATIONAL CORP.
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     STATE OF WASHINGTON               0-22805               91-1657402
(STATE OR OTHER JURISDICTION    COMMISSION FILE NUMBER      (IRS EMPLOYER
     OF INCORPORATION                                   IDENTIFICATION NUMBER)

                           1525 FOURTH AVENUE, SUITE 800
                          SEATTLE, WASHINGTON  98101-1648
                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                    206-292-2888
                                 (TELEPHONE NUMBER)

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ITEM 5.   OTHER EVENTS

     On May 17, 1999, fine.com International Corp. (the "Company") entered into a definitive agreement with ARIS Corporation, a provider of international IT consulting, training and software ("ARIS"), for the acquisition of all of the outstanding shares of Company common stock for up to $12.25 million. Under terms of the agreement, the purchase price will be paid in exchange for up to one million shares of ARIS common stock, or a combination of 1 million ARIS shares plus up to $5.25 million cash, depending upon the average closing price of ARIS common stock for a ten-day measurement period. A copy of the definitive merger agreement (and including exhibits) is filed as Exhibit 99.1 to this Current Report on Form 8-K.

     Each of the Company's and ARIS's Board of Directors has unanimously approved the transaction. In addition, as part of the merger agreement, each of the Company's directors, its Chief Executive Officer and its Executive Vice President of Finance and Operations has entered into a voting agreement with ARIS pursuant to which, subject to the terms of the merger agreement and the voting agreement, each such person has agreed to vote his shares of Company common stock in favor of the merger and has granted a proxy to ARIS for such purpose. Consummation of the merger is subject to approval by the Company's shareholders which is to be accomplished through the means of a proxy statement/prospectus for a special meeting of shareholders expected to be held in the third quarter of the 1999 calendar year. The merger is expected to be completed after August 15, 1999, and as soon as practicable following the special shareholders' meeting and following satisfaction or waiver of all the other conditions to closing contained in the merger agreement, including favorable tax treatment of the acquisition and the approval of the fine.com stockholders.

     The Company issued a press release on May 18, 1999 announcing the signing of the merger agreement. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.   Exhibits

     (c)  Exhibits.


          NUMBER         DESCRIPTION
          ------         -----------
          99.1   Agreement and Plan of Merger, dated May 17, 1999, by and among
                 ARIS Corporation, fine.com International Corp., ARIS
                 Interactive, Inc., Daniel M. Fine, Frank Hadam, and Herbert L.
                 Fine
          99.2   Press release dated May 18, 1999:  "ARIS Corporation to
                 Acquire fine.com International."


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                                     SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated as of May 26, 1999.

                         fine.com International Corp.



                         By:  /S/
                              ----------------------------------------------
                              Timothy J. Carroll
                              Executive Vice President of Finance and Operations